UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ X ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

INVESCO ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

PO Box 211230, Eagan, MN 55121-9984

IMMEDIATE ACTION NEEDED BELOW

INVESCO ACTIVE U.S. REAL ESTATE ETF

Dear Shareholder:

We are writing to ask you to call us in connection with your Invesco Active U.S. Real Estate ETF’s Special Meeting of Shareholders to be held on July 10, 2025.

Please call

1-833-876-7300

Please call our proxy solicitor, Sodali Fund Solutions, at your earliest convenience.

Hours or Operation:

●	Monday – Friday from 10:00 a.m. to 11:00 p.m. ET

●	Saturday from 12:00 p.m. to 5:00 p.m. ET

Please have your reference number(s) below ready and a representative will assist you in casting your vote.

REFERENCE NUMBER(S):

To receive a free copy of the Proxy Statement, please call the funds’ solicitor toll free at 1-833-876-7300 or go to https://proxyvotinginfo.com/p/reetf. The Proxy Statement contains important information about a proposal affecting your fund and therefore you are advised to read it.

InvRE ETF IA